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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of BRL Universal Equipment 2001 A, L.P., BRL Universal Equipment Corp., Universal Compression Holdings, Inc. and Universal Compression, Inc. on Form S-4 of our reports on the consolidated financial statements of Universal Compression Holdings, Inc. and subsidiaries and Universal Compression, Inc. and subsidiaries for the years ended March 31, 2000 and 1999 and for the period from December 12, 1997 (inception) through March 31, 1998 dated April 28, 2000 (October 24, 2000 as to Notes 1, 7 and 9 and February 28, 2001 as to Note 13 for Universal Compression Holdings, Inc.) (February 28, 2001 as to Note 12 for Universal Compression, Inc.) and our report on the financial statements of Tidewater Compression Services, Inc. for the period from April 1, 1997 through February 20, 1998 dated June 1, 1998, which reports are part of the Prospectus.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Houston, Texas
March 20, 2001